UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Team Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

8 West Peoria, Suite 200
Paola, Kansas 66071
(913) 294-9667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 21, 2005

To the Shareholders of Team Financial, Inc.:

Date:	Tuesday, June 21, 2005
Time:	9:00 a.m. central time
Place:	Paola High School Auditorium 401 North Angela
Paola, Kansas 66071

Matters to be voted on:

1.     Election of three Class III directors;

2.     Ratification of KPMG LLP as our independent auditors for 2005; and

3.     Any other matters properly brought before shareholders at our meeting.

You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions.

By Order of the Board of Directors

Robert J. Weatherbie
Chairman and Chief Executive Officer
May 16, 2005

TEAM FINANCIAL, INC.
8 West Peoria, Suite 200
Paola, Kansas 66071
(913) 294-9667

PROXY STATEMENT

2005 Annual Meeting of Shareholders

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Team Financial, Inc. for use at our 2005 annual meeting to be held on Tuesday, June 21, 2005. The annual meeting will be held at the Paola High School Auditorium, 401 North Angela, Paola, Kansas at 9:00 a.m. central time. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about May 16, 2005.

The following matters will be acted on at our annual meeting:

1.    Election of three Class III directors to serve a three year term;

2.    Ratification of the appointment of KPMG LLP as our independent auditors for 2005; and

3.    Any other business as may properly come before the meeting.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on April 25, 2005. A total of 4,039,095 shares of common stock can vote at the annual meeting. You have one vote for each share of your common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the three Class III director nominees and the ratification of the appointment of KPMG LLP as our independent auditors for 2005.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company’s secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Yes. Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person, even if you have previously completed and returned a proxy card.

What do I do if my shares are held in “street name”?

If your shares are held by your broker, a bank or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called “broker non-votes”), that person can vote your shares as he or she sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

How are votes counted?

We will hold the annual meeting if holders of at least one-third of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. The ratification of the appointment of independent auditors will require the affirmative vote of a majority of the shares represented at the meeting. With respect to the election of directors, you are entitled to cumulate your votes which means that you may cast all of your votes for any one nominee or distribute your votes among any three or more nominees. The number of votes you have the right to cast among the nominees is determined by multiplying the number of shares you own by three. If votes for a certain director nominee are withheld, those votes will be voted equally for the election of the other nominees.

If your shares are held in the name of a nominee, and you do not tell the nominee in a timely manner how to vote your shares (so-called “broker non-votes”), the nominee can vote them as he or she sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Non-contested elections for directors, as well as ratification of auditors, are usually considered routine matters. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

STOCK OWNERSHIP

The following table shows the number of shares of common stock beneficially owned as of April 25, 2005 by:

•       each person whom we know beneficially owns more than 5% of our common stock;

•       each director, including the three nominees to be elected to our board of directors at the annual meeting;

•       each of our executive officers; and

•       our directors and executive officers as a group.

	Common Shares
	Beneficially Owned
Names and Addresses of Beneficial Owner(1)	Number	Percent
Robert J. Weatherbie(2)	290,769	7.20%
8 West Peoria, Suite 200
P.O. Box 402
Paola, Kansas 66071-0402
Michael L. Gibson(3)	233,141	5.77%
8 West Peoria, Suite 200
P.O. Box 402
Paola, Kansas 66071-0402
Carolyn S. Jacobs(4)	117,981	2.92%
8 West Peoria, Suite 200
P.O. Box 402
Paola, Kansas 66071-0402
R.G. (Gary) Kilkenny(5)	26,185	*
4304 West 115th
Leawood, Kansas 66211
Denis A. Kurtenbach(6)	4,425	*
8 West Peoria, Suite 200
P.O. Box 402
Paola, Kansas 66071-0402
Keith B. Edquist	100,000	2.48%
12005 N. 72nd Street
Omaha, Nebraska 68122
Montie K. Taylor(7)	52,488	1.30%
1900 Main
Parsons, Kansas 67357
Kenneth L. Smith(8)	1,800	*
5 East Terrace
Paola, KS 66071
Lloyd A. Byerhof	8,000	*
100 Wilderness Way #248
Naples, FL 34105
Employee Stock Ownership Plan(9)	1,003,696	24.85%
8 West Peoria, Suite 200
P.O. Box 402
Paola, Kansas 66071-0402
All executive officers and directors as a group (nine persons)	834,789	20.67%
Collective Reporting Group:(10)	261,950	6.49%
Peter W. Brown
McCaffree Financial Corporation
Carl McCaffree
Michael Zuk, Jr.
4701 West 110th Street
Overland Park, Kansas 66211

  (1)       Unless otherwise indicated, the shares are held directly in the names of the beneficial owners and each person has sole voting and sole investment power with respect to the shares. Participants to whom certain shares held by our Employee

Stock Ownership Plan (“ ESOP”) have been allocated are entitled to direct the ESOP trustee with respect to all corporate matters requiring a vote of the shareholders, and the ESOP trustee will vote such shares.

  (2)       Includes 58,999 shares of common stock owned by his wife and 340 shares owned by his minor children, over which he may be deemed to have shared voting and investment power. Includes 24,663 shares owned in a self directed trust. Includes 107,767 shares of common stock that have been allocated to Mr. Weatherbie’s account in the ESOP. Includes 99,000 shares which have vested pursuant to options issued under the 1999 stock incentive plan.

  (3)       Includes 46,350 shares of common stock owned in a trust, over which he may be deemed to have shared voting and investment power. Includes 126,891 shares of common stock that have been allocated to Mr. Gibson’s account in the ESOP. Includes 59,900 shares which have vested pursuant to options issued under the 1999 stock incentive plan.

  (4)       Includes 13,450 shares of common stock owned by her husband’s revocable trust, over which she may be deemed to have shared voting and investment power. Includes 10,000 shares owned in a self directed trust. Includes 81,031 shares of common stock that have been allocated to Ms. Jacobs’s account in the ESOP. Includes 13,500 shares which have vested pursuant to options issued under the 1999 stock incentive plan.

  (5)       Includes 15,545 shares owned jointly by Mr. Kilkenny and his wife and 10,640 shares owned by a corporation, which he may be deemed to have shared voting and investment power.

  (6)       Includes 925 shares of common stock held by Mr. Kurtenbach in an Individual Retirement Account and 500 shares owned by his wife, over which he may be deemed to have voting and investment power.

  (7)       Includes 24,080 shares owned jointly by Mr. Taylor and his wife. Also includes 24,208 shares of common stock that have been allocated to Mr. Taylor’s account in the ESOP. Includes 4,200 shares which have vested pursuant to options issued under the 1999 stock incentive plan.

  (8)       All 1,800 shares are owned jointly by Mr. Smith and his wife.

  (9)       The ESOP holds 1,003,696 shares of record. Team Financial, Inc. is the ESOP trustee.

(10)       Mr. Brown is the indirect owner of 4,400 shares of common stock. Mr. Brown shares power to vote and dispose of 1,500 of such shares with his wife Lynne K. Brown. Mr. Brown shares voting and dispositive powers of 1,500 of such shares with members of an investment club, Branch Growth Associates. Mr. Brown as successor co-trustee of the Schwartz Non-Marital Trust shares voting and dispositive powers with Leah Cohen of 1,400 of such shares of common stock held by the trust. McCaffree Financial Corporation (“MFC”) is the direct beneficial owner of 248,050 shares. As the holder of 80% of the outstanding voting securities of MFC, Mr. McCaffree is the indirect beneficial owner of the common stock. Mr. Zuk, Jr. is the direct beneficial owner of 5,500 shares of common stock. He is also the indirect owner of 4,000 shares of common stock which includes 1,000 shares owned jointly with his wife, Gayle Line Zuk, 1,000 shares owned by his mother-in-law, Mary A. Line, 2,000 shares owned by his brother-in-law, Richard M. Line, and 500 shares owned by his brother-in-law, Gordon L. Dugger, over which he may be deemed to have shared voting and investment power.

     *  Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during 2004 all executive officers, directors, and greater than 10% beneficial owners complied with Section 16 (a) filing requirements.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Board of Directors is divided into three classes that serve three year terms. Each class’s terms expire in different years as shown below.

Class	Expiration
Class I	2006
Class II	2007
Class III	2005

The terms of the Directors in Class III, Keith B. Edquist, Carolyn S. Jacobs, and Denis A. Kurtenbach, expire at the annual meeting. We propose the nominees of Keith B. Edquist, Carolyn S. Jacobs, and Denis A. Kurtenbach each be elected to a three year term expiring at our annual meeting in 2008. In the election of directors, you have the right to cumulate your votes. This means that you may cast all of your votes for any one nominee or distribute your votes amongst the three or more nominees in any amount you desire. The number of votes you have the right to cast is determined by multiplying the number of shares you own times three. If votes for a certain director nominees are withheld, those votes will be distributed to the remaining director nominees. If no instructions are given, the shares will be voted equally for the election of all nominees.

Your Board of Directors recommends a vote FOR the election of Keith B. Edquist, Carolyn S. Jacobs, and Denis A. Kurtenbach. Proxies solicited by your Board of Directors will be voted FOR them unless instructions are given to the contrary.

The following sets forth certain information with respect to all of the nominees, and our other directors and executive officers.

			Officer or
Name	Age	Position	Director Since
Non-Independent Directors
Robert J. Weatherbie	58	Chief Executive Officer and Chairman of	1986
		the Board
Michael L. Gibson	58	President of Investments, Chief Financial	1986
		Officer and Director
Carolyn S. Jacobs	61	Senior Vice President and Trust Officer of	1986
		TeamBank, N.A. and Treasurer and Director
Montie K. Taylor	54	Director, Regional President	1997
Independent Directors
Denis A. Kurtenbach	69	Director(2)	1995
R.G. (Gary) Kilkenny	73	Director(1)(2)	1997
Keith B. Edquist	60	Director(1)(2)	2002
Kenneth L. Smith	62	Director(2)	2004
Lloyd A. Byerhof	70	Director(1)	2004

(1)            Member of the audit committee.

(2)            Member of the compensation committee.

Robert J. Weatherbie has served as our Chief Executive Officer since September 1995, and Chairman of the Board and director since May 1986. Effective January 2004, Mr. Weatherbie was appointed President and Chief Executive Officer of TeamBank N.A. Prior to 1986 he was an executive officer of TeamBank, N.A., formally known as Miami County National Bank, for 13 years. Mr. Weatherbie is a member of the Miami County Bankers Association. He obtained a Bachelor of Arts degree from Emporia State University, Emporia, Kansas in 1969 and graduated from the Colorado School of Banking at the University of Colorado and the American Institute of Banking—Kansas City Chapter.

Michael L. Gibson has served as an executive officer and director since May 1986 and as President of Investments and Chief Financial Officer since September 1995. Prior to 1986 he was an executive officer for TeamBank, N.A., formerly known as Miami County National Bank, for 15 years. He obtained a Bachelor’s degree from Kansas State University in Manhattan, Kansas in 1970, and graduated from the Colorado School of Banking at the University of Colorado, the Intermediate School of Banking in Lincoln, Nebraska, and the American Institute of Banking—Kansas City Chapter. He is a member and a former President of the Kansas Bankers Association and Chairman of the Kansas Bankers Association Federal Affairs Committee and a member of the Governing Council. He also currently serves on the American Bankers Association Government Relations Council.

Carolyn S. Jacobs has served as our Treasurer and director since May 1986 and has been a director of TeamBank, N.A. since 1990. She has been Senior Vice President and Trust Officer of TeamBank, N.A., since May 1986. Prior to 1986, she had worked for Miami County National Bank, the predecessor to TeamBank, N.A., since 1961. Ms. Jacobs has attended the American Institute of Banking—Kansas City Chapter, MoKan Basic Trust School, graduating in 1977, the National Business Institute and was designated as a Certified Trust Financial Advisor in June 1992. Ms. Jacobs is a member of the Kansas Bankers Association Trust Division and the Miami County Bankers Association.

Denis A. Kurtenbach has served as a director of Team Financial, Inc. since December 1995. Prior to serving as a director at Team Financial, Inc., he served as a director of Miami County National Bank, the predecessor to TeamBank, N.A., for 13 years. He is a retired Chairman and director of Pemco, Inc., a privately held construction management company and former officer for Carrothers Construction Company, L.L.C. and Triangle Builders, L.L.C. Mr. Kurtenbach is a life director of the Associated General Contractors of America and was a member of the 1996 and 1997 Executive Committees. He is also a director of the Kansas Contractors Association. Mr. Kurtenbach graduated in 1962 with a Bachelor’s Degree in Civil Engineering from South Dakota State University.

Keith B. Edquist has served as a director of Team Financial, Inc. since June 2002. Mr. Edquist was a Director of First United Bank of Bellevue and was the Chairman of the Board of Fort Calhoun State Bank, both of which merged into TeamBank, N.A. He has been a director of TeamBank, N.A. since June 1999. Mr. Edquist currently serves as a member of the Bellevue University Board of Directors in Bellevue, Nebraska. He was a director of Omaha Public Power from 1980 to 1999, where he served as Vice President, Treasurer, and Chairman of the Board. He is the owner and operator of North Omaha Airport of Omaha, Nebraska.

Montie K. Taylor has served as a director of Team Financial, Inc. since 1997. He currently serves as Parsons Regional President of TeamBank N.A. He has served as President and a director of First National Bank and Trust Company from September 1987 to June 2000 when First National Bank of Parsons merged with TeamBank, N.A. He is a member of the TeamBank, Parsons Community Advisory Board. Mr. Taylor received a Bachelor of Arts Degree from Pittsburg State University, Pittsburg, Kansas in 1972. He was previously employed by the thrift industry for 13 years prior to his employment with First National Bank and Trust Company and TeamBank, N.A.

R.G. (Gary) Kilkenny has served as a director of Team Financial, Inc. since June 1997. He has been Chairman or President of Taylor Forge Engineered Systems, Inc., a manufacturing company, since 1982. He has served as director of the Steel Plate Fabricators Association from 1990 to 2000 and during two of those years served as President of the association. Mr. Kilkenny received a Bachelor’s Degree in 1953 from the University of Santa Clara, Santa Clara, California. Additionally, he attended an executive management program at Columbia University in 1981.

Kenneth L. Smith was elected to the Board of Directors effective April 16, 2004 filling a position on the Board as a result of a director’s retirement. Mr. Smith is President of G.K. Smith & Sons, Inc., a

mechanical contracting firm. He has served on the Board of Directors for TeamBank N.A. since 1992. Throughout his career, he has served on the board of directors for several community organizations. Mr. Smith was one of the organizers of the Miami County Economic Development Corporation and served on the original Board for two terms.

Lloyd A. Byerhof was elected to the Board of Directors effective April 16, 2004, filling a position created after the bylaws were amended to increase the number of directors serving on the Board from eight members to nine members. Mr. Byerhof is founder, owner and president of Byerhof Capital Management, Inc., a money management company located in Omaha, Nebraska that manages money for corporations, foundations, not-for-profit organizations and high net-worth individuals. He is a certified public accountant who retired as a managing partner of KPMG in 1987. He has served on several community board of directors throughout his career including the International Aerobatic Club from 1997 to 2000. Mr. Byerhof received a Bachelor’s degree in 1961 from Northern Illinois University.

There are no family relationships between or among any directors or executive officers and none serve as a director of any other company required to file reports under the Securities Exchange Act of 1934 or which is registered as an investment company under the Investment Company Act of 1940.

Board and Corporate Governance Matters

Membership on the Board

Directors are elected for 3-year terms expiring in different years based on assigned member class. Any vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors. Any director elected to fill a vacancy shall hold office for the unexpired term of his/her predecessor. The directors’ and nominees’ class and terms are as follows:

Class	Expiration	Members
Class I	2006	R.G. (Gary) Kilkenny, Kenneth L. Smith, Lloyd A. Byerhof
Class II	2007	Michael L. Gibson, Montie K. Taylor and Robert J. Weatherbie
Class III	2005	Keith B. Edquist, Dennis A. Kurtenbach and Carolyn S. Jacobs

The Board has determined that Kenneth L. Smith, Lloyd A. Byerhof, Keith B. Edquist, Denis A. Kurtenbach and R.G. (Gary) Kilkenny are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ National Market rule 4200.

Committees of the Board

Our Board of Directors has two committees. The function and membership of each committee and the number of times it met in 2004 is discussed below.

Audit Committee

The members of the Audit Committee during 2004 included Lloyd A. Byerhof, Keith B. Edquist and R.G. (Gary) Kilkenny. The Audit Committee met six times during 2004. Lloyd A. Byerhof was appointed Chairman of the Audit Committee on September 28, 2004.

The primary function of the Audit Committee is to assist the Board in its oversight of the financial reporting process. The Audit Committee recommends independent auditors to the Board, reviews the scope and results of the auditor’s services, approves auditor’s fees and reviews the financial reporting and internal control functions. The Audit Committee performs duties set forth in its amended written charter, which was adopted by the Board of Directors March 29, 2004. A copy of the charter is attached to this Proxy Statement as Exhibit 1.

The Board has determined that each member of the Audit Committee is independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ rule 4200. The Board has identified Lloyd A. Byerhof as “Audit Committee Financial Expert” as defined in Item 401 (h) of Regulation S-K.

Executive Compensation Committee

The members of the Executive Compensation Committee are Denis A. Kurtenbach, Kenneth L. Smith, Keith B. Edquist, and R.G. (Gary) Kilkenny. All members are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ rule 4200. The Executive Compensation Committee met four times during 2004. The primary function of the Committee is to review and approve compensation and benefit programs. Additionally, the Committee approves the compensation of the Chief Executive Officer, Chief Financial Officer, and Controller and administers the Stock Incentive Plan.

Nominating Committee

There is not a standing nominating committee. The Directors serve as the nominating committee. Due to the size of the Board and the frequency of the Board meetings, the nine members serving as the nominating committee is appropriate. The Board reserves the right to assign candidate searches to certain members of the Board, independent directors or non-independent directors, who will make recommendations to the Board. In the event a non-independent director identifies a qualified candidate, the independent directors must ratify the nomination. There is currently no policy in place regarding the consideration of any director candidates recommended by security holders. See Shareholder Proposals below for further information regarding shareholder proposals. The Board will nominate candidates based on whom they believe will be effective in serving the long-term interest of the company and its shareholders. Candidates are evaluated based on their background and the need for any required expertise on the Board or its committees at any particular time.

Board Compensation

The non-employee directors receive an annual fee of $10,000 and $300 per board meeting attended.

Attendance at Board and Committee Meetings

The Board of Directors had twelve regularly scheduled meetings during 2004, and three special meetings. Each director attended at least 90% of the meetings. Although we do not have a formal policy regarding director attendance at the shareholder meeting, directors are encouraged to attend. All nine directors serving in 2004 attended the June 15, 2004 annual shareholders meeting.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to all employees including executive officers, directors and principal accounting officers. The Code of Ethics is available on our website at www.teamfinancialinc.com.

Certain Relationships and Related Transactions

Our officers, directors and principal shareholders and businesses they control may be customers of our subsidiary banks. Credit transactions with these parties are subject to review by loan committees of the banks and/or by the banks’ Board of Directors. All outstanding loans and extensions of credit to these parties were made in the ordinary course of business on terms substantially similar to comparable transactions with unaffiliated persons. At December 31, 2004, the aggregate balance of loans and advances under extensions of credits made by the subsidiary banks to these affiliated parties was approximately $1,092,000.

During 2004, we employed Sean Weatherbie as a network administrator. Sean Weatherbie is the son of our Chairman, Robert J. Weatherbie. Sean Weatherbie earned approximately $60,000 and received standard employee benefits in 2004 and his employment is expected to continue in 2005.

Audit Committee Report

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether other non-audit services provided by the independent auditors to us is comparable with maintaining the auditor’s independence and has discussed this with the auditors.

Based on the reports and discussions described in this proxy statement, and procedures completed while performing the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to our board of directors that the 2004 audited financial statements be included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2004 filed with the Securities and Exchange Commission.

Our Board of Directors, upon recommendation of the Audit Committee, has determined to continue the services of KPMG LLP for the current fiscal year ending December 31, 2005. These services will include the examination of our financial statements for the fiscal year ending on such date and other appropriate accounting services.

Submitted by the Audit Committee:   Dated March 30, 2005

Lloyd A. Byerhof   R.G. (Gary) Kilkenny   Keith B. Edquist

Compensation Committee Report on Executive Compensation

Our executive compensation policy is intended to be competitive with bank holding companies of comparable asset size. The policy is intended to offer an incentive for performance. The overall compensation program is designed to retain and reward on both a short and long-term basis. The Compensation Committee pays particular attention to the total compensation paid to the chief executive officers of other bank holding companies taking into consideration the relative size of the companies and the experience of their chief executive officers.

The principal elements of our executive compensation program for the fiscal year ended December 31, 2004, applicable to our Chief Executive Officer were as follows:

•       The salary level is reviewed and determined annually. Consideration is given to the scope of responsibilities and to being comparable with similar positions with bank holding companies of comparable size. Factors included in the comparison are relative size of companies, both currently and over a period of time, and the experience and responsibility of the individuals. The Committee approves the salary level after consideration of both internal and external information as set forth above. In establishing the base salary, the Committee does not assign any weight to any particular factor.

•       Cash bonus awards are considered annually. In awarding bonus payments, factors considered by the Compensation Committee include a review of our financial performance as determined by our net income growth, return on equity, and asset growth. There were no cash bonuses paid in 2004 and 2003. Cash bonuses paid in 2002 were based upon the performance factors for net income growth, return on equity, and asset growth being met. The Compensation Committee requires the Chief Executive Officer to use a percentage of the cash bonus, if any, to purchase our common stock in the open market, subject to any limitations under federal or state securities laws. The percentage varies from year to year.

•       Stock Options are also awarded annually to the Chief Executive Officer and certain other key executives. They are awarded to provide the Chief Executive Officer and the key executives with long-term incentives for profitable growth and to closer align our Chief Executive Officer and key executives with the interest of our shareholders. Retention and long-term reward are both factors considered in granting stock options. With respect to the amount of options to be granted, consideration is given to the scope of responsibility and the degree of its effect on our performance as well as the degree of importance in providing incentive to the individual to stay with us over time. The Compensation Committee, in determining whether to grant options or in the granting of options, does not take into consideration the amounts of options previously granted or outstanding.

•       Participation is also granted in our non-qualified salary continuation plan eligible for certain executive officers in our organization whereby the executive officer will receive monthly benefits for ten years commencing with the month after retirement. The annual benefit for the Chief Executive Officer is based upon 65% of the highest base salary for any three years in the ten year period immediately preceding retirement. Please see “Salary Continuation Plan” for further information on the terms of this plan.

•       The deferred compensation plan is a non-qualified plan for executive officers whereby the executive officer may defer a stated percentage of salary up to 10% of compensation. We match 25% of the deferral amounts made by our Chief Executive Officer. We accrue interest on the deferral amounts based on a modified return on equity calculation, which includes the return on equity of TeamBank N.A., net of core deposit intangible asset amortization, subject to a 6% minimum and a 12% maximum rate. Please see “Deferred Compensation Plan” elsewhere in this proxy statement for further information on the plan.

•       We provide split dollar life insurance benefits to certain executive officers to encourage the executive to continue his or her relationship with us. The policy remains in full force and in effect upon a change in control of our capital stock unless the insurance policy is replaced with a comparable policy to cover the benefit provided to the executive officer. Please see “Split Dollar Life Insurance Benefit” elsewhere in this proxy statement for further information on this benefit.

Other elements of compensation offered to the Chief Executive Officer and to all other eligible employees include participation in a 401(k) deferred contribution plan, our Employee Stock Ownership Plan, our insurance benefit package, and our organization-wide performance based bonus program.

Submitted by the Compensation Committee:   Dated March 30, 2005

Keith B. Edquist   R.G. Kilkenny   Denis A. Kurtenbach   Kenneth L. Smith

Executive Compensation

The following table sets forth summary information regarding the compensation paid by us for services rendered in all capacities during 2004, 2003 and 2002 with respect to (i) our Chief Executive Officer, and (ii) our other named executive officers whose total annual compensation for 2004 exceeded $100,000:

					Long Term Compensation
	Annual Compensation				Awards	Payouts
					Securities
					Underlying
				All Other	Options/	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	SARS	Compensation
Robert J. Weatherbie	2004	$233,000	$—	$—	15,000	$117,828	(3)
Chairman of the Board and	2003	215,822	—	—	15,000	88,523	(3)
Chief Executive Officer	2002	196,580	101,354	—	19,000	77,046	(3)
Michael L. Gibson	2004	159,750	—	—	10,000	79,998	(4)
President of Investments	2003	156,687	—	—	10,000	61,046	(4)
and Chief Financial Officer	2002	150,753	39,619	—	12,500	61,550	(4)

(1)            Represents bonuses paid in cash.

(2)            Other annual compensation was less than 10% of each executive’s salary and bonuses each year.

(3)            Includes funds contributed to Mr. Weatherbie’s account in connection with the executive salary continuation plan of $90,092, $59,503 and  $51,864 for 2004, 2003 and 2002 respectively; funds contributed to Mr. Weatherbie’s account in connection with the executive deferred compensation plan of $8,962,  $8,409 and $6,931 for 2004, 2003 and 2002, respectively; funds contributed to Mr. Weatherbie’s account for contributions to the Employee Stock Ownership Plan of $8,824 for 2004, $10,993 for 2003 and $10,152 for 2002; and funds contributed to Mr. Weatherbie’s account for contributions under  the deferred savings 401(k) plan of $6,150 for 2004, $6,000 for 2003 and $4,869 for 2002. Also includes the value of premiums paid by us in connection with life insurance policies issued pursuant to a split dollar life insurance agreement of $3,800 for 2004, $ 3,618 for 2003 and $3,230 for 2002.

(4)            Includes funds contributed to Mr. Gibson’s account in connection with the executive salary continuation plan of  $61,862, $43,821 and $42,996 for 2004, 2003 and 2002, respectively; funds contributed to Mr. Gibson’s account in connection with the executive deferred compensation plan of $6,145 for 2004, $6,117 for 2003 and $5,315 for 2002; funds contributed to Mr. Gibson’s account for contributions to the Employee Stock Ownership Plan of $7,038 for 2004, $7,967 for 2003 and $9,663 for 2002; and funds contributed to Mr. Gibson’s account for contributions under the deferred savings 401(k) plan of $1,226 for 2004, $795 for 2003 and $1,473 for 2002. Also includes the value of premiums paid by us in connection with life insurance policies issued pursuant to a split dollar life insurance agreement of $ 3,727, $2,346 and $2,103 for 2004, 2003 and 2002, respectively.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan provides eligible employees the right to purchase our common stock on an annual basis through payroll deductions. Up to 75,000 shares of common stock can be issued under the plan through 2008 in annual increments of no more than 9,950 plus unissued shares from previous offerings whether offered or not. The price per share of the common stock under the plan is 85% of the fair market value of the stock at the commencement of each offering period. At December 31, 2004, there were 47,033 of common stock available under this plan.

1999 Stock Incentive Plan

In May 1999, as amended in March 2000, we adopted the 1999 Stock Incentive Plan. The plan provides for the following stock and stock-based awards:  restricted stock, stock options, stock appreciation rights and performance shares. Up to 470,000 shares of common stock may currently be issued under the plan. All employees, directors and consultants are eligible to participate in the plan. The plan is administered by our Board of Directors, or the Board can designate a committee composed of at least two non-employee directors to administer the plan. The Board of Directors or committee determines the participants in the plan and the types of awards they are to be granted and the terms and conditions of all awards. As of April 25, 2005, we had outstanding options to acquire 39,750 shares of our common stock for $12.19, 39,750 shares of our common stock for $12.41, 43,950 shares of our common stock for $10.10 per share, 35,850 shares of our common stock for $8.32 per share, 48,050 shares of our common stock for $6.63 per share, and 70,000 shares of our common stock for $8.94 per share. The options to acquire shares of our common stock were issued at the fair market value on the date of grant.

The following table sets forth certain information regarding stock options granted to our named executives during 2004 from our 1999 Stock Incentive Plan.

Option Grants in Last Fiscal Year

	Individual Grants				Potential realizable value at assumed
	Number of	% of Total			annual rates of stock
	Shares	Options	Exercise or		price appreciation
	Underlying	Granted to	Base		for option term
	Options	Employees in	Price	Expiration	5%	10%
Name and Principal Position	Granted(1)	Fiscal Year	($/Share)	Date	($)	($)
Robert J. Weatherbie	15,000	38%	12.41	1/1/2014	117,069	296,675
Chairman of the Board and
Chief Executive Officer
Michael L. Gibson	10,000	25%	12.41	1/1/2014	78,046	197,783
President of Investments
and Chief Financial Officer

(1)            Options granted vest up to a period of three years depending on the type of grant.

The following table sets forth the aggregate options held by our named executive officers. No options were exercised by the specified officers in 2004.

Aggregated Option Exercise and Fiscal Year-End Option Values

Value of Unexercised
	Shares		Number of Securities	In-the Money Options
	Acquired	Value	Underlying Options	Decmeber 31, 2004
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Robert J. Weatherbie	—	—	99,000 / 15,000	368,386 / 10,470
Chairman of the Board and
Chief Executive Officer
Michael L. Gibson	—	—	59,900 / 10,100	202,971 / 7,119
President of Investments
and Chief Financial Officer

Employment Agreements

On January 1, 2005, we entered into a three-year employment agreement with Mr. Weatherbie under which he receives a base annual salary of $250,000 for 2005, an annual bonus at the discretion of the

Board of Directors, life insurance, a car allowance and participation in all other benefits received by our employees. Under certain circumstances, such as his death or disability, we have also agreed to pay Mr. Weatherbie or his estate not less than $500,000. We have obtained life insurance and disability insurance for these contingencies. In the event of termination of Mr. Weatherbie’s employment without cause, he will be entitled to payments equal to his annual base salary for the longer of one year or the remaining term of the agreement discounted at 8% annually, along with reimbursement for out-of-pocket expenses incurred for professional and tax advice not to exceed 75% of his annual base salary, as well as job search expenses incurred not to exceed 50% of his annual base salary.  He would also be entitled to continue participation in the medical, dental, life and disability insurance plans in effect at the time of termination. All stock options granted will accelerate and become exercisable and the title of the automobile furnished by the Company in use at the time of termination would transfer to Mr. Weatherbie.

We have also entered into an employment agreement with Mr. Gibson, effective January 1, 2005, the terms of which are substantially similar to the employment agreement with Mr. Weatherbie, except that Mr. Gibson’s annual base salary for 2005 is $164,750.

Employee Stock Ownership Plan

The ESOP is a restatement and continuation of a plan previously maintained by a predecessor company, which commenced receiving contributions in 1981. In 1986, the ESOP was the vehicle used in establishing our company and financing the acquisition of the one-bank holding company that owned TeamBank, N.A. All of our wholly-owned subsidiaries with employees participate in the ESOP.

The ESOP is a retirement plan for eligible employees and is funded entirely with contributions made by us and dividends paid by us with respect to the common stock owned by the ESOP. The ESOP is designed to be invested primarily in our securities. The ESOP is a leveraged plan which permits it to borrow money to buy our securities, which are held in a suspense account until the loan is paid. As of April 25, 2005 the ESOP had no outstanding debt. Allocations are made annually and are based on the relative compensation of the participants. Allocations are also potentially subject to certain maximums. Retirement benefits under the ESOP depend on the amount of an employee’s account balance at death, disability, separation from service or retirement, and there is no fixed amount.

Employees are eligible to participate in the ESOP on January 1 or July 1 following the date six months after the first day of employment. Employees also must achieve a minimum age in order to participate. To be eligible for allocations of the ESOP’s contributions, employees must complete 1,000 hours of service during a year and must be employed on the last day of the plan year. The employment requirement does not apply if the participant dies or becomes disabled or attains age 65 in the plan year. Following three years of service, employees become vested in their ESOP accounts at 20% per year, with 100% vesting occurring after seven years. However, if a participant dies or is disabled while still employed, a participant becomes 100% vested immediately.

Salary Continuation Plan

In July 2001, we adopted a non-qualified salary continuation plan for certain of our management employees and executive officers whereby the participant will receive monthly benefits for 10 years commencing with the month after retirement. The annual benefits for our top executive officers is 65% of the highest base salaries paid to the executive for any three years in the five to ten year period immediately preceding retirement or termination of employment. Benefits under the plan are subject to a vesting schedule which vests over the executive’s remaining years to retirement with age 65 set as the expected retirement age. Amounts and timing of benefits are as follows:

•       Normal Retirement—If termination of employment is due to normal retirement age at 65, the executive is entitled to the full annual benefits paid in equal monthly installments.

•       Termination of Employment Prior to Normal Retirement—If employment is voluntarily or involuntary terminated (other than by disability, death or change in control), the executive is entitled to the vested portion of the annual benefits which is to be paid in a lump sum to the executive. However, no benefits are payable if employment is terminated due to (i) the executive’s gross negligence or gross neglect of his or her duties, (ii) conviction in a court regarding involving moral turpitude in connection with the executive’s employment, (iii) fraud, disloyalty, dishonesty or willful violation of our policies committed in connection with the executive’s employment and resulting in an adverse effect on us and personal benefit to the executive, or (iv) the executive committing suicide.

•       Disability—If employment is terminated due to disability, the executive is entitled to the vested  portion of the annual benefits which is payable at the election of the executive in (i) a lump sum upon termination of employment due to the disability (ii) a lump sum at age 65, or (ii) equal monthly installments over 10 years beginning at age 65 with a credit for interest at the rate of 7.5% compounded monthly on the remaining balance of the benefit owed.

•       Death—If the executive dies while employed by us and prior to receiving any benefits under the plan, the executive will not be entitled to any benefits under the plan. If the executive dies while receiving monthly payments under the plan, benefits cease in the month following death.

•       Change of Control—If employment is terminated in connection with a change in control of our company, such as by acquisition, merger, change in ownership of 50% or more of our outstanding voting stock, or change in the majority of members of our board of directors pursuant to a contested transaction (such as a tender offer, exchange offer or contested election), the executive is entitled to fully vested annual benefits to be paid in a lump sum.

We may terminate the plan at any time provided we pay our executives in a lump sum the amount vested under the plan at such date of termination.

Deferred Compensation Plan

In January 2002, we adopted a non-qualified deferred compensation plan for certain of our management employees and executive officers whereby the participant may defer between 2% to 10% of their base salary. Certain officers consisting of Messrs. Weatherbie and Gibson and Ms. Jacobs, are required to defer at least 5% under the plan. We make matching contributions of 25% of these officers’ deferrals under the plan. We also pay interest, compounded monthly, on the deferral accounts at modified return on the equity of TeamBank N.A.; provided, however, that such interest rate is not less than 6% or greater than 12%. Payment and timing of benefits are as follows:

•       Normal Retirement—If termination of employment is due to normal retirement at age 65, the executive is entitled to the full amount in the deferral account paid in equal monthly installments over a ten year period. Interest at the annual rate of 7.5% is paid on the outstanding balance.

•       Termination of Employment Prior to Normal Retirement—If employment is voluntarily or involuntary terminated (other than by disability, death or change in control), the executive is entitled to the full amount in the deferral account which is to be paid in a lump sum to the executive. However, the executive will not be entitled to any matching amounts or interest credited by us if employment is terminated due to (i) the executive’s gross negligence or gross neglect of his or her duties, (ii) conviction in a court regarding involving moral turpitude in connection with the executive’s employment, (iii) fraud, disloyalty, dishonesty or willful violation of our policies committed in connection with the executive’s employment and resulting in an adverse effect on us and personal benefit to the executive, or (iv) the executive committing suicide or making a material misstatement of fact in any application for life insurance purchased by us.

•       Disability—If employment is terminated due to disability, the executive is entitled to full amount in the deferral account which is payable at the election of the executive in (i) a lump sum upon termination of employment due to the disability (ii) a lump sum at age 65, or (ii) equal monthly installments over 10 years beginning at age 65 with a credit for interest at the rate of 7.5% compounded monthly on the remaining balance of the benefit owed.

•       Death—If the executive dies while employed by us and prior to receiving any benefits under the plan, the executive will not be entitled to any benefits under the plan. If the executive dies while receiving monthly payments under the plan, benefits cease in the month following death.

•       Change of Control—If employment is terminated in connection with a change in control of our company, such as by acquisition, merger, change in ownership of 50% or more of our outstanding voting stock, or change in the majority of members of our board of directors pursuant to a contested transaction (such as a tender offer, exchange offer or contested election), the executive is entitled to the full amount in the deferral account to be paid in a lump sum.

We may terminate the plan at any time provided we pay our executives in a lump sum the amount vested under the plan at such date of termination.

Split Dollar Life Insurance Benefit

We provide split dollar life insurance benefits to certain management employees and executive officers. Under the agreements we pay the premiums on the life insurance polices. We are the owner of the life insurance policies. If the covered employee dies, we are entitled to the greater of (i) the cash surrender value of the policy as of the date of death plus reimbursement for all payments we have made to the employee under the Salary Continuation Plan and the Deferred Compensation Plan discussed above, or (ii) the aggregate premiums paid on the insurance policy less any outstanding indebtedness to the insurer. The covered employees’ survivors or estate will receive an amount equal to the death proceeds minus the cash surrender value on the date of death.

Non-Competition Agreements

In connection with the benefit plans discussed above, we have required our named executive officers to sign non-competition agreements which provide that for a period of 12 months following voluntary or involuntary termination of employment, the executive will not (i) engage in competition with us by working with another person or organization that sells any product or service sold by us in a geographic area within a 30 mile radius of any of our locations and (ii) solicit, contact, or communicate with our customers or prospective customers for purposes of distributing, marketing or selling any product or service that we market.

Other Employee Plans

We have a 401(k) plan and an employee performance bonus plan that covers all of our employees, including officers. With respect to the 401(k) plan, we make a matching contribution of 50% of the employee’s contribution up to a maximum contribution of 6% of the employee’s salary. The bonus plan utilizes a continuous improvement model to determine the amount of award from us and each of our subsidiaries. The model measures improvements in asset growth, profitability, productivity and asset quality growth. Our employees must exceed the performance of the previous year to earn a bonus.

Shareholder Return Performance Graph

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Team Financial, Inc.	100.00	79.87	100.49	122.62	155.05	160.59
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Midwest Bank Index	100.00	121.10	123.76	119.39	152.82	172.44

Source: SNL Financial LC, Charlottesville, VA © 2005

Independent Auditors

We have engaged the firm of KPMG LLP as independent auditors to audit and report to our shareholders on our financial statements for the years 1993 through 2004. During all years, which KPMG LLP has served as our independent auditors, there were no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Independent Auditor Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP.

	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003
Audit Fees(1)	$144,400	$107,000
Audit Related Fees(2)	$16,800	$27,000
Tax Fees(3)	$107,000	$116,000
All Other Fees(4)	—	$5,000

(1)            Audit fees consisted of fees for services provided in connection with the audit of the annual financial statements and review of the quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings.

(2)            Audit related fees consisted of audits of financial statements of certain employee benefit plans, agreed upon procedures related to public funds on deposit and accounting consultation.

(3)            Tax fees consisted of tax compliance and tax consultation.

(4)            All other fees represent billings for professional services provided in connection with regulatory cash reserve reduction strategy.

Preapproval of Services

The Audit Committee is required under Sarbanes Oxley Act 2002 and related Securities Exchange Commission and NASDAQ rules to approve all auditing services and non-audit services provided by the independent auditors prior to the commencement of the services. Since these rules became effective, all services in audit fees, audit related fees, tax fees and all other fees were approved by the Audit Committee.

PROPOSAL NO. 2

RADIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has engaged the firm of KPMG LLP as independent auditors for the year ended 2005. Although your approval of the engagement of independent auditors is not required by law, we desire to solicit your ratification. If the appointment of KPMG LLP is not approved by a majority of the shares represented at the meeting, we will consider the appointment of other independent auditors for 2005. Moreover, if satisfactory arrangements as to the timing and costs of the 2005 audit can not be made, we reserve the right to engage another accounting firm.

We recommend a vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for the year 2005 subject to the discussion above. Proxies given to us will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders, proposals of shareholders must be received by us at our principal executive offices at 8 West Peoria, Suite 200, Paola, Kansas 66071 no later than December 31, 2005. Proposals should be sent to the attention of the Secretary. Any such proposals shall be subject to the requirements of the proxy rules and regulations under the Securities Exchange Commission.

Shareholders may introduce an item of business at an Annual Meeting of the Shareholders outside of the process described above subject to the requirements of the Securities Exchange Commission. The shareholders must submit items of business in writing to the Secretary at our principal executive offices. We must receive the notice of your intention to propose an item of business at our 2006 Annual Meeting no later than March 31, 2006.

The Annual Meeting of Shareholders is typically held on the third Tuesday of June each year.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because we are a mid-size company, we have not developed formal processes by which shareholders may communicate directly with directors. We believe that our informal process by which any communication sent to the board of directors either generally or in care of a corporate officer, has served the shareholders’ needs. Any communication to the Board of Directors may be mailed to:

Team Financial, Inc.
Board of Directors (or committee name or Director’s name as appropriate)
8 West Peoria, Suite 200
Paola, Kansas 66071

Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.

You can obtain a copy of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 at no charge by writing to us at 8 West Peoria, Paola, Kansas 66071, Attention: Michael L. Gibson.

By Order of the Board of Directors
By	/s/ Robert J. Weatherbie
Chief Executive Officer
Paola, Kansas
May 16, 2005

Exhibit 1

TEAM FINANCIAL, INC.
AUDIT COMMITTEE
CHARTER
AS OF MARCH 29, 2004

As part of the commitment of Team Financial, Inc. (the “Company”) and its Board of Directors to good governance practices, the Audit Committee regularly reviews its charter and recommends to the Board changes to the charter. The Board adopted changes to the charter on March 29, 2004, in part to take into account the adoption of the Sarbanes-Oxley Act of 2002.

Committee Mission

The Committee acts on behalf of the Board of Directors in the best interests of the Company and its shareholders to assist the Board of Directors in fulfilling its responsibility for oversight of:  the quality and integrity of the accounting, auditing, and reporting practices of the Company; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit functions; and such other duties as directed by the Board.

Committee Role

The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. The Committee is solely and directly responsible for the appointment, compensation, evaluation and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company. The Committee will from time to time as it deems necessary, but at least once per year, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and whether the types of non-audit services provided are compatible with maintaining the auditor’s independence. The Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission (“SEC”) rules.

Committee Meetings

The Committee shall meet as often as it determines necessary but not less frequently than four times a year. The Committee shall maintain records and relevant documents of all its meetings. The Committee may also act by unanimous written consent in lieu of a meeting. A simple majority of the Committee shall form a quorum and govern.

Responsibilities

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the “Audit Committee Responsibilities Checklist”. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for determining the Company’s financial statements are complete, accurate, and in accordance with general accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this charter do not reflect or create any duty or obligation of the Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Authority

The Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Committee. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee. The Committee is empowered to cause the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Membership

The membership of the Committee shall consist of at least three independent directors. Members of the Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Committee with or without cause.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board. Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, each member of the Committee shall be independent as defined by such rules.

The compensation of Committee members shall be as determined by the Board of Directors. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Communications / Reporting

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Committee activities to the full Board.

Education

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

PROXY	PROXY

TEAM FINANCIAL, INC.

8 West Peoria, Suite 200

Paola, Kansas  66071

1.                                       Election of three Class III Directors.

The Board of Directors recommends a vote FOR the listed nominees.  In the election of directors, you have an aggregate number of votes equal to the number of shares held in the above referenced account multiplied by three (3).  Your votes will be allocated equally among the nominees you have voted for, or as marked in the space provided.

	For	Withhold

Keith B. Edquist	[ ]	[ ]	votes
Carolyn S. Jacobs	[ ]	[ ]	votes
Denis A. Kurtenbach	[ ]	[ ]	votes

2.                                       Ratification of the appointment of KPMG LLP as our independent auditors for 2005.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2005.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.                                       Transaction of such other business as may properly come before the meeting.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

DATED:	, 2005

SIGNATURE

SIGNATURE IF HELD JOINTLY

Please sign your name exactly as it appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian,

please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The above signed shareholder of Team Financial, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held on Tuesday, June 21, 2005, at 9:00 a.m., at the Paola High School Auditorium, 401 North Angela, Paola, Kansas, and hereby appoints Robert J. Weatherbie and Michael L. Gibson, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the above signed at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the above signed shareholder’s shares as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the  above signed shareholder.  If no direction is made, this proxy will be voted FOR proposal 1 and proposal 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.